UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Tridan Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TRIDAN CORP.

P.O. Box 634, New City, N.Y. 10956

(212) 239-0515

ANNUAL REPORT

June 27, 2025

Dear Shareholder:

I am pleased to provide this annual report of Tridan Corp. for the fiscal year ended April 30, 2025, including the enclosed audited financial report for that period and for the corresponding period in 2024. Also enclosed are the notice of meeting, proxy statement for this year’s annual shareholders meeting on July 15, 2025, form of proxy, and the company’s privacy policy.

Fiscal Year Ended April 2024 Muni Market Review

Market Update: On April 2nd, the announcement of higher-than-expected tariffs sent global markets into a tailspin, causing the S&P to plummet by 12% over the following week and ten-year Treasury yields to oscillate between 3.88% and 4.58%. After a week of financial mayhem, the administration declared a 90-day pause, which helped calm the markets. By the end of the month, most markets had stabilized. At its May meeting, the Federal Reserve (Fed) conveyed uncertainty about the economic outlook, noting increased risks to both inflation and employment. GDP growth in the first quarter of 2025 was -0.3%, dragged down by a rush to import goods before tariffs took effect.

While consumer spending has been steady, soft indicators like consumer confidence and inflation expectations have been weak. Current inflation data doesn’t fully capture the impact of tariffs, but the administration is actively negotiating agreements with various nations, including China. There’s been a lot of volatility around expected Fed rate cuts: the market priced in one cut for 2025 in early February, four in late April and as of May 9th, fewer than three cuts were anticipated following the framework for a trade agreement with the UK. Two-year, ten-year, and thirty-year treasury yields ended the month at 3.63%, 4.18%, and 4.68% respectively, down 62 basis points (bps), 41bps, and 12bps year-to-date (YTD).

Munis: Municipal bonds, despite challenges arising from fund outflows combined with heavier than expected supply, have seen valuations stabilize at attractive levels. Ratios returned to their five and even ten-year averages, especially for longer maturities. The Bloomberg Broad Muni Index posted a -0.81% return for April, while the US Treasury and Bloomberg Aggregate Indices returned 0.63% and 0.39% respectively.

Supply and Flows: April saw continued heavy municipal issuance, totaling $50bn and bringing YTD supply to $170bn. Infrastructure funding needs and Federal policy uncertainty prompted issuers to accelerate financing. April’s net positive supply reached $18bn with a YTD total of $29bn.

January and February saw strong inflows of $7bn into mutual funds and ETFs, but March and April experienced significant outflows of $2.8bn and $3.4bn, respectively, putting pressure on the long end of the curve. There has been a noticeable preference for short and intermediate strategies. Separately managed account flows remain solid, due to the municipal market’s appeal on both a relative and on an absolute basis.

TRIDAN CORP.

June 27, 2025

Page – 2 –

Curve and Ratios: The municipal yield curve between 2 and 30 years flattened by 10bps in April but is 38bps steeper YTD. Weakened technicals have pressured valuations, making ratios more attractive.

Credit: Municipal credit quality remains resilient, despite uncertainties surrounding federal policy changes and tariff impacts. Recent strong revenue performance and near-record reserve levels provide a solid foundation for financial stability. Credit conditions are favorable, with upgrades outpacing downgrades, although the pace of improvement has moderated. This resilience is noteworthy as federal policymakers look to extend provisions of the 2017 Tax Cuts and Jobs Act (TCJA), which may necessitate spending offsets.

Additionally, there is ongoing concern about federal policy initiatives that could limit or eliminate tax-exempt financing for private activity issuers, a critical tool for state and local governments in funding infrastructure projects. Despite these headwinds, the overall credit landscape remains robust, reflecting the strength of underlying economic fundamentals.

Outlook: While volatility may persist due to tariff announcements and challenging technicals, muni credit is fundamentally solid. Municipal bonds may offer attractive value both on an absolute basis, with yields elevated, and on a relative basis compared to Treasuries and Corporates. Taxable equivalent yields appear attractive, and the market may present continued opportunities to capitalize on this period of positive net issuance.

Performance of the Tridan Fund:

For the period ended April 30, 2025, the trailing 1-year gross of fees performance of the Fund was 2.52% vs. 1.91% for the index (Bloomberg NY Cmp Int Muni (1-17) Benchmark).

Performance was positive for the trailing 1-year period ended April 30, 2025. All in AA muni yields were higher for the one-year period ending 4/30/25, but not materially higher. The Adviser kept Tridan’s duration shorter than the benchmark over this period of time due to several factors. Tridan has an up-in-credit quality bias based on guidelines. The fall in Treasury yields, the rise in muni yields and rates and Tridan’s bias towards up-in-credit quality caused the slight outperformance versus the benchmark for the trailing year ended April 30, 2025.

U.S. Treasury Curve Yields

TRIDAN CORP.

June 27, 2025

Page – 3 –

	Apr 30, 25	Apr 30, 24	Change y/y

3-month	4.29%	5.40%	-1.11%

6-month	4.18%	5.40%	-1.22%

1-year	3.86%	5.24%	-1.38%

2-year	3.61%	5.04%	-1.43%

3-year	3.60%	4.88%	-1.28%

5-year	3.73%	4.72%	-0.99%

7-year	3.94%	4.71%	-0.77%

10-year	4.16%	4.68%	-0.52%

30-year	4.68%	4.79%	-0.11%

Source: Bloomberg. Data as of 4.30.25

Yields remain attractive and ratios remain rich

Sources: JPMAM, TM3, Bloomberg. Data as of 4/30/2024.

TRIDAN CORP.

June 27, 2025

Page – 4 –

 Total Returns as of April 30, 2025

	Three Months	YTD	One Year	Three Years	Five Years

Tridan Corporation - Principal (Gross of Fees)	-0.30%	0.25%	2.52%	2.50%	1.31%

Tridan Corporation - Principal (Net of Fees)*	-0.36%	0.17%	2.26%	2.25%	1.06%

Bloomberg 1-17 Year NY Muni Bond Index	-0.96%	-0.22%	1.91%	2.62%	1.46%

*Portfolio performance is shown net of fees (28bps/year). Net of fee calculation is an estimate

Past performance is not a guarantee of comparable future results. Returns include the reinvestment of income. Performance results are gross of investment management fees. The deduction of an advisory fee reduces an investor’s return. Actual account performance will vary depending on individual portfolio security selection and the applicable fee schedule. Fees are described in Part II of the Advisor’s ADV which is available upon request.

The information above has been delivered as per your request. The information is to be used for reporting purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security. We believe the information provided here is reliable but should not be assumed to be accurate or complete. The information is not intended to provide and should not be relied on for accounting or tax advice. Past performance is no guarantee of future results

TRIDAN CORP.

June 27, 2025

Page – 5 –

The following graph shows the value as of April 30, 2025 of a hypothetical $10,000 investment in the Company. For comparative purposes, the performance of the Bloomberg 1-17 Year New York Muni Bond Index is shown.

	Average Annual Total Returns
	1 Year	5 Years	10 Years
Tridan Corp. (NAV)	1.42%	0.24%	0.61%
Bloomberg 1-17 Year New York Muni Bond Index	1.91%	1.46%	1.92%

Performance data quoted represents past performance, which is not a guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and investment return of an investment will fluctuate so that your shares may be worth more or less than their original cost. All performance shown assumes reinvestment of dividends and capital gains distributions but does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the sale of Fund shares.

A schedule of the company’s portfolio holdings at April 30, 2025, consisting entirely of municipal obligations, is included in the financial report. The company invests exclusively in non-voting securities, and accordingly has not voted any proxies for the year ended June 30, 2024. The company files its complete schedule of portfolio holdings with the U.S. Securities and Exchange Commission for the first and third fiscal quarters of each fiscal year on Form N-PORT.

TRIDAN CORP.

June 27, 2025

Page – 6 –

The company’s filings on Form N-PORT are available on the Commission’s website at http://www.sec.gov.

The net asset value per share at April 30, 2025 was $11.47 compared with $11.47 at April 30, 2024. Net investment income per share for the years ended April 30, 2025 and April 30, 2024 was $0.16 and $0.16, respectively. Distributions to shareholders amounted to $0.16 per share for fiscal year 2025 and $0.15 per share for fiscal year 2024.

At the company’s last annual meeting on July 16, 2024, the reappointment of Forvis Mazars LLP as the company’s auditors for the fiscal year ending April 30, 2025 was ratified by the shareholders as follows:

Shares Voted For	1,873,554.50610
Shares Voted Against	0.0000
Shares Abstaining	0.0000

At the company’s last annual meeting, the then incumbent directors, all of whom are named below, were all reelected to serve as directors until the next annual meeting of shareholders, or until their successors are elected and have qualified.

	Shares Voted For	Shares Withheld
Mark Goodman	1,873,554.50610	0
Russell J. Stoever	1,873,554.50610	0
Joan G. Rall	1,873,554.50610	0
Benjamin Cope	1,873,554.50610	0

The following Tables A and B set forth information concerning the directors, and Table C sets forth information concerning non-director officers of the company. The Table A directors (Mark Goodman and Bejamin B Cope) are each an “interested person” of Tridan as defined in Section 2(a)19 of the Investment Company Act of 1940, and the Table B directors (Ms. Rall and Mr. Stoever) are not “interested persons” of Tridan. Mark Goodman is an “interested person” because he is an officer and holder of more than 5% of the shares of the Company and therefore is an “affiliated person” of Tridan. Mr. Cope is an “interested person” of Tridan because as the stepson of Mark Goodman, Mr. Cope is a member of the immediate family of Mr. Goodman.

Table A

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Directorships During Past 5 Years

Interested Persons:

Mark Goodman 276 Nantasket Road	Director, President,	1999	Pianist and Teacher	1	None

TRIDAN CORP.

June 27, 2025

Page – 7 –

Hull, MA 02045 Age 71	Treasurer

Benjamin Cope 25 Sheldon Street Milton, MA 02186 Age 31	Director	2021	Senior Marketing Manager, Recorded Future	1	None

Table B

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Directorships During Past 5 Years

Disinterested Persons:

Joan G. Rall 55 East 9th Street, #11F New York, NY 10003 Age 71	Director, Audit Committee Member	2017	Retired Partner, Ernst & Young LLP (certified public Accountants)	1	None

Russell Jude Stoever 15 Rockleigh Road Rockleigh, NJ 07647 Age 80	Director, Audit Committee Member	1995	Senior Vice President, Crews & Associates; Previously, Vice-President, Stoever Glass & Co., Inc. (a registered broker-dealer) (from 1971 to 2024)	1	None

Table C

Name, Address and Age	Positions in Tridan Corp.	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Director- ships Held

Non-director Officers:

John H. Lively 11300 Tomahawk Creek Parkway, Suite 310 Leawood, KS 66211 Age 56	Secretary	Attorney, Practus, LLP	None	None

TRIDAN CORP.

June 27, 2025

Page – 8 –

Soth Chin 6219 29th Street Arlington, VA 22207 Age 59	Chief Compliance Officer	Managing Member, Fit Compliance	None	None

The board of directors governs the Company and is responsible for protecting the interests of shareholders. The directors meet periodically throughout the year to oversee the Company’s activities and review its performance. Each of the directors is committed to regular and active participation in board and committee meetings. The board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes, and skills which allow the board to operate effectively in governing the Company and protecting the interests of shareholders. Information is provided below about the specific experience, skills, attributes and qualifications of each director.

Mark Goodman – Mr. Goodman has been a director since 1999. He is the son of Peter Goodman, who had been the President and a director of the company. Mark Goodman has been a shareholder of Tridan since before its 1980 conversion to an investment company. He is knowledgeable in the history and activities of the Company. Also, he has broad investment experience in fixed income securities, including municipal bonds.

Joan G. Rall – Ms. Rall is a former certified public accountant and is retired from a career with Ernst & Young LLP as an Assurance and Advisory Partner. She has extensive experience in accounting, auditing, enterprise risk management, technology risk and assurance, and personnel management. She was an Adjunct Professor of Accounting and Auditing at NYU and was Co-Founder and President of a biotech startup, Genusetics Inc.

Russell J. Stoever – Mr. Stoever has been a director since 1995. Mr. Stoever is currently a Senior Vice President of Executive Sales at Crews & Associates. Previously, Mr. Stoever was a vice president and sales manager of Stoever, Glass & Co., Inc., a registered broker-dealer. He is not an “interested person” of Tridan Corp., as defined in the Investment Company Act, in that he does not execute any portfolio transactions for, or engage in any principal transactions with, Tridan or its investment adviser or any accounts over which the adviser has brokerage placement discretion, or any other investment company having the same investment adviser. Mr. Stoever brings to the board a keen analysis of economic and market conditions and trends, and his views concerning portfolio management.

Benjamin B. Cope – Mr. Cope is Senior Manager of Enterprise Growth Marketing at Recorded Future. He has broad experience in implementing commercial growth strategies, revenue forecasting and analysis, and scaling technology companies from early venture funding to initial public offering.

No director or officer received compensation from the Company during the last fiscal year, except for the fees of $12,000 during each year to each director, plus an additional $5,000 to Joan G. Rall, who served as chair of the audit committee. The Company does not have a bonus, profit sharing, or any other compensation plan, contract or arrangement with anyone, nor any pension or

TRIDAN CORP.

June 27, 2025

Page – 9 –

retirement plan; nor has the Company ever granted anyone any options, warrants or other rights to purchase securities.

Executive officers of the Company received compensation comprised solely of said directors’ fees aggregating $12,000 during fiscal 2025. Mr. Lively receives no fees for his service as Secretary of the Company, although Practus receives fees from the Company for services as counsel. Mr. Chin receives fees from the Company for his service as the Company’s Chief Compliance Officer.

Additional information about directors may be requested by any shareholder without charge by telephoning the Company’s administrator, PKF O’Connor Davies, LLP at 201-712-9800.

Subsequent Events by Management

During June 2025, the Company made the decision to proceed with liquidation, having fulfilled its intended purpose. After careful consideration, it was determined that the Company had achieved its goals, and the appropriate course of action was to begin the process of liquidating its investments.

Other than the subsequent events listed above, there were no other material subsequent events that require recognition or additional disclosure in this annual report.

Tridan’s Investment Objective, Policies and Risks

Tridan’s investment objective is to achieve a high level of current income through investment primarily in fixed income securities which are exempt from federal income tax and which investments are consistent with flexible maturity and investment grade quality standards. Tridan intends to invest at least 50% of its invested assets in fixed income obligations of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies, authorities and instrumentalities, which constitute Tridan’s major portfolio emphasis, including industrial revenue bonds and other bonds, eases, tax anticipation notes, bond anticipation notes, revenue anticipation notes, project notes and other notes. Tridan may also invest in nonmunicipal fixed income securities including obligations of the U.S. government and its agencies and instrumentalities, bank obligations, debt securities of corporate issuers, asset backed and mortgaged related securities and repurchase agreements. Tridan will invest only in securities of the type described above which have at the time of purchase (i) for municipal securities on a rating of Baa or higher by Moody’s Investors Service, Inc., or BBB or higher by Standard & Poor’s Corporation, (ii) for non-municipal securities B a rating of A1 or higher by Moody’s, or A+ or higher by Standard & Poor’s, or (iii) a credit quality which, in the opinion of the investment adviser, is equivalent to such ratings although the rating agencies may ascribe lower ratings or in the case of unrated securities. Such objective may be changed without the vote of the holders of a majority of Tridan’s outstanding voting securities.

There have been no changes in Tridan’s investment objective, policies or risks since the April 30, 2024 annual shareholder report.

TRIDAN CORP.

June 27, 2025

Page – 10 –

Recital of Fundamental Policies

Tridan has the following policy with respect to each of the activities described below, which may not be changed without the approval of a majority of Tridan’s outstanding voting securities. Tridan will not:

•	issue any senior securities.

•

make short sales of securities, purchase any securities on margin (except for such short-term credits as are necessary for the clearance of transactions) or write, purchase or sell puts, calls or combinations thereof, except that Tridan may purchase securities which have an attached put, i.e., the right to resell to the seller at an agreed-upon price or yield on a specified date or within a specified period (which will be prior to the maturity date of such security).

•

borrow money, except for temporary or emergency purposes (but not for investment purposes) in an amount up to 5 percent of the value of its assets (including the amount borrowed) less liabilities (not including the amount borrowed) at the time the borrowing is made.

•

underwrite securities issued by others. Tridan will not invest in restricted securities (securities which must be registered under the Securities Act of 1933 before they may be offered or sold to the public).

•

purchase or sell real estate or real estate mortgage loans, except that Tridan reserves the freedom to invest in leases and in securities which are secured by, or have their revenues derived from, real estate or interests therein, provided that such investments are consistent with Tridan’s investment objective and fundamental policies.

•	purchase or sell commodities or commodity contracts, including futures contracts in a contract market or other futures market.

•	lend money or securities, except that Tridan may purchase debt securities in private placement transactions or public offerings in accordance with its investment objective and fundamental policies.

Tridan will invest at least 50% of its invested assets in debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or multi-state agencies or authorities, the interest from which is exempt from federal income tax. Tridan may also invest up to 50% of its invested assets in nonmunicipal fixed income securities including obligations of the U.S. government and its agencies and instrumentalities, bank obligations, debt securities of corporate issuers, asset backed and mortgage related securities and repurchase agreements.

TRIDAN CORP.

June 27, 2025

Page – 11 –

In addition to the policies listed above, Tridan deems the following to be fundamental policies. Tridan will not:

•

purchase securities of other investment companies, except to the extent permitted by Section 12(d) of the Investment Company Act of 1940 and consistent with Tridan’s investment objective and fundamental policies, or as they may be acquired in connection with a merger, consolidation, reorganization or acquisition of assets.

•	invest for the purpose of exercising control or management of another company.

•	invest in interests in oil, gas or mineral exploration or development programs.

•	participate on a joint or a joint and several basis in any trading account in securities.

Recital of Investment Policies

Tridan has the following investment policies which, although significant, are not deemed fundamental and may be changed without shareholder approval:

At the close of each fiscal quarter, at least 50% of the value of Tridan’s total assets will be represented by cash and cash items (including receivables) and securities which are issued or guaranteed as to principal or interest by the United States, and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of Tridan’s total assets.

At the close of each fiscal quarter, not more than 25% of the value of Tridan’s total assets will be invested in the securities of any one issuer, other than securities which are issued or guaranteed as to principal or interest by the United States.

Investment Risks

Tridan is subject to management risk and may not achieve its objective if the adviser’s expectations regarding particular instruments or markets are not met. Tridan’s main risks are noted below, any of which may adversely affect Tridan’s performance and ability to achieve its investment objective.

Interest Rate Risk. Tridan mainly invests in bonds and other debt securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of Tridan’s investments generally declines. Securities with greater interest rate sensitivity and longer maturities generally are subject to greater fluctuations in value. Tridan may face a heightened level of interest rate risk due to certain changes in monetary policy. During periods when interest rates are low or there are negative interest rates, Tridan’s yield (and total return) also may be low or Tridan may be unable to maintain positive returns.

New York Geographic Concentration Risk. Because Tridan invests primarily in municipal obligations issued by the State of New York and New York City, their political subdivisions, authorities, and agencies, its performance will be affected by the fiscal and economic health of that

TRIDAN CORP.

June 27, 2025

Page – 12 –

state, the city and their political subdivisions. As the nation’s financial capital, New York’s and New York City’s economy is heavily dependent on the financial sector and may be sensitive to economic problems affecting the sector.

Municipal Obligations Risk. The risk of a municipal obligation generally depends on the financial and credit status of the issuer. Changes in the financial health of a municipal issuer may make it difficult for the issuer to make interest and principal payments when due. This could decrease Tridan’s income or hurt the ability to preserve capital and liquidity. Under some circumstances, municipal obligations might not pay interest unless the state legislature or municipality authorizes money for that purpose. Municipal obligations may be more susceptible to downgrades or defaults during recessions or similar periods of economic stress. In addition, since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to Tridan could increase if the banking or financial sector suffers an economic downturn and/or if the credit ratings of the institutions issuing the guarantee are downgraded or at risk of being downgraded by a national rating organization. Such a downward revision or risk of being downgraded may have an adverse effect on the market prices of the bonds and thus the value of Tridan’s investments. In addition to being downgraded, an insolvent municipality may file for bankruptcy. The reorganization of a municipality’s debts may significantly affect the rights of creditors and the value of the securities issued by the municipality and the value of Tridan’s investments.

Credit Risk. Tridan’s investments are subject to the risk that issuers and/or counterparties will fail to make payments when due or default completely. If an issuer’s or a counterparty’s financial condition worsens, the credit quality of the issuer or counterparty may deteriorate. Credit spreads may increase, which may reduce the market values of Tridan’s securities. Credit spread risk is the risk that economic and market conditions or any actual or perceived credit deterioration may lead to an increase in the credit spreads (i.e., the difference in yield between two securities of similar maturity but different credit quality) and a decline in price of the issuer’s securities.

Government Securities Risk. Tridan may invest in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities. U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to Tridan. Securities issued or guaranteed by U.S. government related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government will provide financial support. Therefore, U.S. government related organizations may not have the funds to meet their payment obligations in the future. U.S. government securities include zero coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities.

Mortgage-Related and Other Asset-Backed Securities Risk. To the extent that Tridan invests in mortgage and other asset-backed securities, it will be subject to this risk. Mortgage-related and asset-backed securities, including certain municipal housing authority obligations, are

TRIDAN CORP.

June 27, 2025

Page – 13 –

subject to certain other risks. The value of these securities will be influenced by the factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, significant changes in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. These securities are also subject to prepayment and call risk. In periods of declining interest rates, Tridan may be subject to contraction risk which is the risk that borrowers will increase the rate at which they prepay the maturity value of mortgages and other obligations. When mortgages and other obligations are prepaid and when securities are called, Tridan may have to reinvest in securities with a lower yield or fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss and/or a decrease in the amount of dividends and yield. In periods of either rising or declining interest rates, Tridan may be subject to extension risk which is the risk that the expected maturity of an obligation will lengthen in duration due to a decrease in prepayments. As a result, in certain interest rate environments, Tridan may exhibit additional volatility. Additionally, asset-backed, mortgage-related and mortgage-backed securities are subject to risks associated with their structure and the nature of the assets underlying the securities and the servicing of those assets. Certain asset-backed, mortgage-related and mortgage-backed securities may face valuation difficulties and may be less liquid than other types of asset-backed, mortgage-related and mortgage-backed securities, or debt securities.

Debt Securities and Other Callable Securities Risk. The issuers of debt these securities and other callable securities may be able to repay principal in advance, especially when interest rates fall. Changes in prepayment rates can affect the return on investment and yield of these securities. When debt obligations are prepaid and when securities are called, Tridan may have to reinvest in securities with a lower yield. Tridan also may fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss.

Bank Obligations Risk: Bank obligations include bankers’ acceptances, certificates of deposit and time deposits. Bankers’ acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Maturities are generally six months or less. Certificates of deposit are negotiable certificates issued by a bank for a specified period of time and earning a specified return. Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. These bank obligations are subject to credit and interest rate risk.

Repurchase Agreements Risk: A repurchase agreement is the purchase of a security and the simultaneous commitment to return the security to the seller at an agreed upon price on an agreed upon date. This is treated as a loan. Repurchase agreements are subject to credit and liquidity risks.

Fellow shareholders, thanks very much for your continuing investment in Tridan Corp.

Sincerely,

TRIDAN CORP.
/s/ Mark Goodman
Mark Goodman, President

TRIDAN CORP.

P.O. Box 634, New City, N.Y. 10956

(212) 239-0515

ANNUAL REPORT

June 27, 2025

Dear Shareholder:

I am pleased to provide this annual report of Tridan Corp. for the fiscal year ended April 30, 2025, including the enclosed audited financial report for that period and for the corresponding period in 2024. Also enclosed are the notice of meeting, proxy statement for this year’s annual shareholders meeting on July 15, 2025, form of proxy, and the company’s privacy policy.

A schedule of the company’s portfolio holdings at April 30, 2025, consisting entirely of municipal obligations, is included in the financial report. The company invests exclusively in non-voting securities. The company files its complete schedule of portfolio holdings with the U.S. Securities and Exchange Commission for the first and third fiscal quarters of each fiscal year on Form N-PORT. The company’s Forms N-PORT are available on the Commission’s website at http://www.sec.gov.

The net asset value per share at April 30, 2025 was $11.47 compared with $11.47 at April 30, 2024. Net investment income per share for the years ended April 30, 2025 and April 30, 2024 was $0.16 and $0.16, respectively. Distributions to shareholders amounted to $0.16 per share for fiscal year 2025 and $0.15 per share for fiscal year 2024.

At the company’s last annual meeting on July 16, 2024, the reappointment of Forvis Mazars LLP as the company’s auditors for the fiscal year ending April 30, 2025 was ratified by the shareholders as follows:

Shares Voted For	1,873,554.50610
Shares Voted Against	0
Shares Abstaining	0

At the company’s last annual meeting, the then incumbent directors, all of whom are named below, were all reelected to serve as directors until the next annual meeting of shareholders, or until their successors are elected and have qualified.

	Shares Voted For	Shares Withheld
Mark Goodman	1,873,554.50610	0
Russell J. Stoever	1,873,554.50610	0
Joan G. Rall	1,873,554.50610	0
Benjamin Cope	1,873,554.50610	0

TRIDAN CORP.

June 27, 2025

Page – 2 –

The following Tables A and B set forth information concerning the directors, and Table C sets forth information concerning non-director officers of the company. The Table A directors (Mark Goodman and Benjamin B. Cope) are each an “interested person” of Tridan as defined in Section 2(a)(19) of the Investment Company Act of 1940, and the Table B directors (Ms. Rall and Mr. Stoever) are not “interested persons” of Tridan. Mark Goodman is an “interested person” of Tridan because he is an officer and holder of more than 5% of the shares of the company and therefore is an affiliated person of Tridan. Mr. Cope is an “interested person” of Tridan because as Mark Goodman’s stepson, he is a member of the immediate family of Mr. Goodman.

Table A

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Directorships During Past 5 Years

Interested Persons:

Mark Goodman 276 Nantasket Road Hull, MA 02045 Age 71	Director, President, Treasurer	1999	Pianist and Teacher	1	None

Benjamin B. Cope 25 Sheldon Street Milton, MA 02186 Age 31	Director	2021	Senior Marketing Manager, Recorded Future	1	None

Table B

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Directorships During Past 5 Years

Disinterested Persons:

Joan G. Rall 55 East 9th Street, #11F New York, NY 10003 Age 71	Director, Audit Committee Member	2017	Retired Partner, Ernst & Young LLP (certified public Accountants)	1	None

Russell Jude Stoever 15 Rockleigh Road Rockleigh, NJ 07647 Age 80	Director, Audit Committee Member	1995	Senior Vice President, Crews & Associates; Previously, Vice-President, Stoever Glass & Co., Inc. (a registered broker-dealer) (from 1971 to 2024)	1	None

TRIDAN CORP.

June 27, 2025

Page – 3 –

Table C

Name, Address and Age	Positions in Tridan Corp.	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Director- ships Held

Non-director Officers:

John H. Lively 11300 Tomahawk Creek Parkway, Suite 310, Leawood, KS 66211 Age 56	Secretary	Attorney, Practus, LLP	None	None

Soth Chin 6219 29th Street Arlington, VA 22207 Age 59	Chief Compliance Officer	Managing Member, Fit Compliance, LLC	None	None

The board of directors governs the Company and is responsible for protecting the interests of shareholders. The directors meet periodically throughout the year to oversee the Company’s activities and review its performance. Each of the directors is committed to regular and active participation in board and committee meetings. The board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes, and skills which allow the board to operate effectively in governing the Company and protecting the interests of shareholders. Information is provided below about the specific experience, skills, attributes and qualifications of each director.

Mark Goodman – Mr. Goodman has been a director since 1999. He is the son of Peter Goodman, who had been the President and a director of the company. Mark Goodman has been a shareholder of Tridan since before its 1980 conversion to an investment company. He is knowledgeable in the history and activities of the Company. Also, he has broad investment experience in fixed income securities, including municipal bonds.

TRIDAN CORP.

June 27, 2025

Page – 4 –

Joan G. Rall - Ms. Rall is a former certified public accountant and is retired from a career with Ernst & Young LLP as an Assurance and Advisory Partner. She has extensive experience in accounting, auditing, enterprise risk management, technology risk and assurance, and personnel management. She was an Adjunct Professor of Accounting and Auditing at NYU and was Co-Founder and President of a biotech startup, Genusetics Inc.

Russell J. Stoever – Mr. Stoever has been a director since 1995. Mr. Stoever is currently a Senior Vice President of Executive Sales at Crews & Associates. Previously, Mr. Stoever was a vice president and sales manager of Stoever, Glass & Co., Inc., a registered broker-dealer. He is not an “interested person” of Tridan Corp., as defined in the Investment Company Act, in that he does not execute any portfolio transactions for, or engage in any principal transactions with, Tridan or its investment adviser or any accounts over which the adviser has brokerage placement discretion, or any other investment company having the same investment adviser. Mr. Stoever brings to the board a keen analysis of economic and market conditions and trends, and his views concerning portfolio management.

Benjamin B. Cope – Mr. Cope is Senior Manager of Enterprise Growth Marketing at Recorded Future. He has broad experience in implementing commercial growth strategies, revenue forecasting and analysis, and scaling technology companies from early venture funding to initial public offering.

No director or officer received compensation from the Company during the last fiscal year, except for the fees of $12,000 during each year to each director, plus an additional $5,000 to Joan G. Rall, who served as chair of the audit committee. The Company does not have a bonus, profit sharing, or any other compensation plan, contract or arrangement with anyone, nor any pension or retirement plan; nor has the Company ever granted anyone any options, warrants or other rights to purchase securities.

Executive officers of the Company received compensation comprised solely of said directors’ fees aggregating $12,000 during fiscal 2025. Mr. Lively receives no fees for his service as Secretary of the Company, although Practus receives fees from the Company for services as counsel. Mr. Chin receives fees from the Company for his service as the Company’s Chief Compliance Officer.

Additional information about directors may be requested by any shareholder without charge by telephoning the Company’s administrator, PKF O’Connor Davies, LLP at 201-712-9800.

Sincerely

TRIDAN CORP.

/s/ Mark Goodman
Mark Goodman, President

TRIDAN CORP.

P.O. Box 634

New City, NY 10956

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 15, 2025

To the Shareholders of Tridan Corp.:

The Annual Meeting of Shareholders of Tridan Corp. (the “Company”) will be held on Tuesday, July 15, 2025, at 10:00 A.M. at the offices of the Company’s administrator, PKF O’Connor Davies, 300 Tice Boulevard, Suite 315, Woodcliff Lake, New Jersey 07677.

The following subjects will be considered and acted upon at the meeting:

(1)	Election of four directors;

(2)	Ratification of the selection of Forvis Mazars, LLP as auditors of the Company for the fiscal year ending April 30, 2026;

(3)	Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof

The subjects referred to above are discussed in the Proxy Statement enclosed with this notice. Each shareholder is invited to attend the Annual Meeting of Shareholders in person. Shareholders of record at the close of business on June 27, 2025 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that your shares will be represented at the meeting.

By Order of the Board of Directors

/s/ John H. Lively
John H. Lively, Secretary

June 27, 2025

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held July 15, 2025

This Notice of Annual Meeting, together with the attached Proxy Statement, Form of Proxy, Annual Report to Shareholders, and Privacy Policy are also available at www.tridancorp.com.

As in the past, the Company also intends to mail those materials to shareholders with respect to all future shareholder meetings, in addition to posting them to its website as required by Security and Exchange Commission Rules.

TRIDAN CORP.

P.O. Box 634

New City, NY 10956

PROXY STATEMENT

This statement is furnished in connection with the solicitation by the board of directors of Tridan Corp., a New York corporation (the “Company”), of proxies to be voted at the Annual Meeting of Shareholders to be held on July 15, 2025 and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

All proxies which have been properly executed and received by the time of the meeting will be voted at the meeting in accordance with the instructions thereon. Any shareholder executing a proxy may revoke it in writing by execution of another proxy or by any other legal method at any time before the shares subject to the proxy are voted at the meeting. The board of directors recommends that shares be voted, and if no choice is specified on the proxy, the shares will be voted FOR the election as directors of the nominees hereinafter named and FOR ratification of the selection of Forvis Mazars, LLP, as auditors, and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

As of June 27, 2025, there were issued and outstanding 2,997,929.7962 shares of capital stock, par value $.02 per share, of the Company, which is the only class of capital stock of the Company. Shareholders will be entitled to one vote for each share held, with pro rata voting rights for any fractional shares. Holders of record of such shares at the close of business on June 27, 2025 will be entitled to vote at the meeting.

The participants in the Tridan Corp. Employees’ Stock Ownership Trust are the beneficial shareholders of the shares held under the trust, and the shares held for such participants will be voted only if and as directed by the participant for whose account such shares are held of record by the trustees of the trust. Accordingly, the attached notice, this proxy statement and the form of proxy have been mailed to each person who was a participant on the record date, and the shares beneficially owned by such participants will be voted in accordance with their proxies.

The Company will pay the cost of preparing, assembling, and mailing the form of proxy and the material used in connection with solicitation of proxies. In addition to solicitation by use of the mails, certain officers and directors of the Company, who will receive no compensation for their services (other than their regular compensation) may solicit the return of proxies personally or by telephone or electronic communication.

An Annual Report covering the operations of the Company for its fiscal years ended April 30, 2025 and 2024 is enclosed herewith, but does not constitute a part of the material for the solicitation of proxies.

ELECTION OF DIRECTORS

At the meeting, four directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors shall have been chosen and qualified, or as otherwise provided in the by-laws of the Company. The election of a board of directors shall be by a plurality vote of the shares present in person or by proxy at the meeting. A majority of the issued and outstanding shares of record present in person or by proxy shall constitute a quorum for the meeting.

It is intended that the persons named in the accompanying proxy will vote such proxy, if signed and returned, for the election of the nominees listed below. If for any reason any of said nominees shall become unavailable for election, which is not anticipated, the proxies may be voted for a substitute nominee designated by the board of directors. The board of directors has no reason to expect that any of the nominees will fail to be a candidate at the meeting and, accordingly, does not have in mind any substitute.

The following Tables A and B set forth information concerning four directors for election as director for a term of one year.

Table C sets forth information concerning the non-director officers of the Company. The Table A nominees (Mark Goodman and Benjamin B. Cope) are each an “interested person” of Tridan as defined in Section 2(a)(19) of the Investment Company Act of 1940, and the Table B nominees (Ms. Rall and Mr. Stoever) are not “interested persons” of Tridan.

Mark Goodman is an “interested person” because he is an officer and the holder of more than 5% of the shares of the Company, and is therefore an affiliated person of Tridan. Mr. Benjamin B. Cope is an “interested person” of Tridan because as Mr. Goodman’s stepson, he is a member of the immediate family of Mr. Goodman. As of June 27, 2025, Mark Goodman owned beneficially 612,926.9097 shares of the Company, and Benjamin B. Cope owned beneficially 5,000 shares of the Company.

Table A

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 years	Number of Portfolios Overseen	Other Directorships During Past 5 Years

Interested Persons:

Mark Goodman 276 Nantasket Road Hull, MA 02045 Age 71	Director, President and Treasurer	1999	Pianist and Teacher	1	None

Benjamin B. Cope 25 Sheldon Street Milton, MA 02186 Age 31	Director	2021	Sr. Marketing Manager, Recorded Future	1	None

Table B

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 years	Number of Portfolios Overseen	Other Directorships During Past 5 Years

Disinterested Persons:

Joan G. Rall 55 East 9th Street, #11F New York, NY 10003 Age 71	Director, Audit Committee Chair	2017	Retired Partner, Ernst & Young LLP (certified public accountants)	1	None

Russell Jude Stoever 15 Rockleigh Road Rockleigh, NJ 07647 Age 80	Director, Audit Committee Member	1995	Senior Vice President, Crews & Associates; Previously, Vice-President and Sales Manager, Stoever Glass & Co., Inc. (a registered broker-dealer) (from 1971 to 2024)	1	None

Table C

Name, Address and Age	Position(s) in Tridan Corp.	Principal Occupations During Past 5-years	Number of Portfolios Overseen	Other Director- ships Held

Non-director Officers:

John H. Lively 11300 Tomahawk Creek Parkway, Suite 310, Leawood, KS 66211 Age 56	Secretary	Attorney, Practus, LLP	None	None

Soth Chin 6219 29th Street Arlington, VA 22207 Age 59	Chief Compliance Officer	Managing Member, Fit Compliance, LLC	None	None

The following table sets forth the dollar range of equity securities beneficially owned by each nominee for election as director:

Name of Nominee	Dollar Range of Equity Securities in Tridan Corp.
Interested Person:
Mark Goodman	Over $100,000

Disinterested Persons:
Russell Jude Stoever	None
Joan G. Rall	None
Benjamin B. Cope	$50,001 to $100,000

QUALIFICATIONS OF DIRECTORS

The board of directors governs the Company and is responsible for protecting the interests of shareholders. The directors meet periodically throughout the year to oversee the Company’s activities and review its performance. Each of the directors is committed to regular and active participation in board and committee meetings. The board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes, and skills which allow the board to operate effectively in governing the Company and protecting the interests of shareholders. Information about the specific experience, skills, attributes and qualifications of each director and nominee is provided below, each of whom the board proposes for election.

Mark Goodman – Mr. Goodman has been a director since 1999. He has been a shareholder of Tridan since before its 1980 conversion to an investment company. He is knowledgeable in the history and activities of the Company, and has also had broad investment experience in fixed income securities, including municipal bonds.

Russell J. Stoever – Mr. Stoever has been a director since 1995. Mr. Stoever is currently a Senior Vice President of Executive Sales at Crews & Associates. Previously, Mr. Stoever was a vice president and sales manager of Stoever, Glass & Co., Inc., a registered broker-dealer. He is not an “interested person” of Tridan Corp., as defined in the Investment Company Act, in that he does not execute any portfolio transactions for, or engage in any principal transactions with, Tridan or its investment adviser or any accounts over which the adviser has brokerage placement discretion, or any other investment company having the same investment adviser. Mr. Stoever brings to the board a keen analysis of economic and market conditions and trends, and his views concerning portfolio management.

Joan G. Rall - Ms. Rall is a former certified public accountant and retired from a career with Ernst & Young LLP as an Assurance and Advisory Partner. She has extensive experience in accounting, auditing, enterprise risk management, technology risk and assurance, and personnel management. She was an Adjunct Professor of Accounting and Auditing at NYU, and was Co-Founder and President of a biotech startup, Genusetics Inc.

Benjamin B. Cope – Mr. Cope is Senior Manager of Enterprise Growth Marketing at Recorded Future. He has broad experience in implementing commercial growth strategies, revenue forecasting and analysis, and scaling technology companies from early venture funding to initial public offering.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

No director or officer received any compensation from the Company during the last fiscal year, except for the fees of $12,000 paid during each year to each director, plus an additional $5,000 to Joan G. Rall, who served as chair of the audit committee. The Company does not have any bonus, profit sharing, or other compensation plan, contract or arrangement with anyone, nor any pension or retirement plan; nor has the Company ever granted to anyone any options, warrants or other rights to purchase securities.

All executive officers of the Company as a group (Mr. Goodman and Mr. Lively) received compensation (comprised solely of said directors’ fees) aggregating $12,000 during fiscal 2025, all of which was paid to Mr. Goodman. Mr. Lively receives no compensation for his service as Secretary of the Company, although Practus receives fees from the Company for services as counsel. Mr. Chin receives fees from the Company for his services as the Company’s Chief Compliance Officer.

COMMITTEES

Audit Committee

The audit committee consists of two directors appointed by the board. The committee members are Joan G. Rall, and Russell J. Stoever. They are independent as defined in Section 2(a)(19) of the Investment Company Act of 1940. The board has determined that Joan G. Rall qualifies as an audit committee financial expert, as defined by applicable SEC rules and regulations.

The audit committee operates under its charter, which it reviews annually and which is then submitted for approval by the board of directors. A copy of the charter is attached as an appendix to this proxy statement.

The audit committee assists the board of directors in fulfilling their oversight responsibilities relating to the quality of the Company’s accounting and auditing practices, including its financial statements and financial reporting process, disclosure controls and procedures and internal control over financial reporting, the annual independent audit of the Company’s financial statements, and compliance with the Company’s ethics program and with regulatory requirements. The audit committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The committee met four times during the fiscal year ended April 30, 2025.

Audit Committee Report

The audit committee has reviewed and discussed the Company’s April 30, 2025 audited financial statements with management and with Forvis Mazars, LLP, the Company’s independent registered certified public accountants. The audit committee has also discussed with said auditors the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees”, has received from them the written disclosures and letter required by PCAOB Rule 3526 “Communications with Audit Committees Concerning Independence”, and has discussed with them their independence from the Company. The audit committee met with the independent registered certified public accountants to discuss the results of their examination and their observations and recommendations. Based on the foregoing review and discussions, the audit committee has recommended to the board that the audited financial statements as of April 30, 2025 be issued to shareholders and filed with the SEC.

Audit Committee Members:

Joan G. Rall, Chair,

Russell J. Stoever

Benjamin Cope

Nominating Committee

The Company does not have a standing nominating committee, because of the small size of the board of directors and the infrequency of its turnover.

Rather, on those rare occasions when a new candidate is proposed for consideration, whether by a shareholder or by others, the entire board considers the candidate and the board itself acts as a nominating committee. The board considers a candidate’s experience, familiarity with business and investments, knowledge about issues affecting the Company, and willingness to spend the time necessary to read applicable materials and attend meetings.

In instances where the board determines that a candidate will be a valuable replacement or addition to the board of directors, the board recommends such candidate’s election by the shareholders.

This procedure has been followed successfully and without issue since 1980, when the Company first became a registered investment company, and the board believes it continues to be appropriate.

CONDUCT OF AND ATTENDANCE AT MEETINGS

Mark Goodman is the president and chief executive officer of Tridan Corp. There is no chairman of the board. Board meetings are conducted by John H. Lively, who is the Company’s corporate secretary and his law firm, Practus, LLP serves as Company counsel. This structure is appropriate for the Company considering the long-time involvement of Mr. Mark Goodman in the Company’s operations and the retention of counsel with knowledge and experience with investment companies.

During the fiscal year ended April 30, 2025, there were four meetings of the board of directors and four meetings of the audit committee. Each of the directors attended at least 75% of the aggregate number of meetings of the board and of the audit committee on which he or she served. Although the Company has no formal policy regarding director attendance at the annual shareholders’ meetings, directors are expected to attend, and all members of the board attended last year’s annual meeting.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The board of directors has not established a formal process for shareholders to send communications to the board. In the board’s view, it is appropriate for the Company not to have such process, because the directors are few in number, and any shareholder who wishes to do so may address a letter to the attention of the entire board, care of the Company at its principal office, or to individual board members either at that address or at their personal addresses listed in the proxy statement.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth certain information concerning directors of the Company and persons believed by the Company to be the record owners of more than five percent (5%) of the Company’s voting securities as of June 27, 2025:

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned on June 27, 2025		Percent Of Class on June 27, 2025
Capital Stock (par value $.02)	Thomas Goodman 111-20 73rd Avenue, Apt. 6F Forest Hills, NY 11375	701,000.0000	1/	23.38%
	Elizabeth Smith Goodman 1074 Clayton Mill River Rd Mill River, MA 01244	627,926.9097	2/	20.95%

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned on June 27, 2025		Percent Of Class on June 27, 2025
	Geoffrey Adams Goodman Putrich Str. 6 Munich, Germany 81667	627,926.9097	2/	20.95%
	Mark Goodman 276 Nantasket Road Hull, MA 02045	612,926.9097	2/	20.45%
	Erda Erdos 549 Fairview Terrace York, PA 17403	323,640.1115		10.80%
	All officers and directors as a group (6 persons)	1,873,780.7291		62.50%

1/  Including 600,000 shares owned by the Thomas Goodman Trust.

2/ Elisabeth Smith Goodman, Geoffrey Adams Goodman and Mark Goodman are each trustees of certain trusts, representing 312,693.0698 shares inherited from the estate of Peter Goodman. In 2022, the estate of Peter Goodman disposed of 938,079.2094 shares, representing 30.805% of the shares.

PKF O’Connor Davies, LLP is the Company’s administrator, located at 300 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677.

RELATIONSHIP WITH AND RATIFICATION OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The audit committee is responsible for approving the engagement of the Company’s independent public accountants prior to their engagement. The audit committee and board of directors have unanimously approved the selection of Forvis Mazars, LLP as independent public accountants for the Company for the fiscal year ending April 30, 2026. Although shareholder ratification is not required by law, to be consistent with past practice the firm’s selection is being submitted for ratification by the shareholders, which requires the affirmative vote of a majority of the shares of the Company present at the meeting. If shareholders do not ratify their selection, the board will reconsider the matter and will decide whether to retain that firm. The audit committee and board of directors reviewed the services performed by Forvis Mazars, LLP during the last fiscal year and determined that such services did not affect their independence. The firm has no direct or indirect financial interest in the Company, except for fees received by it for services which were furnished at customary rates and terms. Representatives of the firm are expected to be present at the meeting, will be given an opportunity to make such statements as they feel appropriate, and will be available to respond to appropriate questions.

Audit Fees – Forvis Mazars LLP billed the Company a total of $56,500 for the 2025 fiscal year and Mazars USA LLP billed the Company a total of $54,000 for the 2024 fiscal year, for the audit of the Company’s annual financial statements and in connection with statutory and regulatory filings for those years.

Audit-Related Fees – No fees were billed to the Company for the last two fiscal years for any audit-related services.

Tax Fees – No fees were billed to the Company for the last two fiscal years for tax compliance, tax advice or tax planning.

All Other Fees – No fees were billed to the Company for the last two fiscal years for any other services.

INVESTMENT ADVISER

The Company’s investment adviser is J.P. Morgan Investment Management Inc., (“JPMorgan”), 277 Park Avenue, New York, NY 10172. An affiliated company, J.P. Morgan Chase Bank, N.A. provides custodial services. The Investment Advisory Agreement dated July 1, 2000 was approved by the shareholders at the annual meeting on June 20, 2000 and the amendment thereto dated June 1, 2020 was approved by the shareholders at the annual meeting on June 17, 2021. The Investment Advisory Agreement as Amended was scheduled to expire on June 30, 2025. On June 20, 2025, the board of directors (including the Company’s independent directors) unanimously approved a continuation of the Agreement as Amended until June 30, 2026, subject to the early termination provisions contained in the Agreement as Amended.

Under the Agreement, JPMorgan, subject to the general supervision of the Company’s board of directors and in conformance with the stated policies of the Company, manages investment operations and the composition of the Company’s portfolio of securities and investments. In this regard, it is the responsibility of JPMorgan to make investment decisions for the Company and to place the purchase and sale orders for the portfolio transactions of the Company.

The investment advisory services of JPMorgan to the Company are not exclusive under the terms of the Agreement. JPMorgan is free to, and does, render investment advisory services to others, including numerous funds.

JPMorgan seeks to obtain the best price and execution of orders placed for the Company’s assets considering all of the circumstances. If transactions are executed in the over-the-counter market, JPMorgan will deal with the principal market makers, unless more favorable prices and executions are otherwise obtainable. When circumstances relating to a proposed transaction indicate that a particular broker or dealer is in a position to provide the best execution considering all factors including price, the order is placed with that broker or dealer. This may or may not be a broker or dealer which has provided statistical or other factual information to JPMorgan. While JPMorgan does not expect to utilize soft dollars for research with respect to Tridan, JPMorgan may, subject to the requirement of seeking the best price and execution, in certain circumstances in which two or more brokers are in a position to offer comparable prices and execution, give preference to a broker or dealer which has provided statistical and other factual information to it. In recognition of the brokerage execution services, JPMorgan may pay a brokerage commission in excess of that which another broker might have charged for the same transaction. JPMorgan periodically evaluates the overall reasonableness of brokerage commissions paid by the Company. The factors considered in these evaluations include the competitive negotiated rate structure at the time the commission is charged and the effectiveness of the broker’s execution.

INVESTMENT ADVISORY AGREEMENT RENEWAL

Throughout the year, the directors receive and analyze a substantial quantity of comprehensive information and written materials, including ongoing analysis of the company’s existing portfolio and JPMorgan’s recommendations in light of its forecasts for the economy, employment trends, business conditions, inflation, municipal bond yield curve, and return trends including yield comparisons between tax-exempt and US Treasury bonds, appropriate duration and maturities, quality, yields, and sector allocation. Written materials received by the directors before each meeting include reports, statistics, charts, graphs, performance records, comparisons with other funds and the like. JPMorgan is questioned regarding its economic outlook for New York municipal bonds, the company’s portfolio holdings and its performance.

In addition to the foregoing, JPMorgan submits each year its audited financial statements and detailed information regarding JPMorgan’s business, personnel and operations, advisory services, compensation matters, portfolio strategy and investment process, investment performance, sources of information, fee comparisons, compliance programs, and other matters of significance to the relationship between Tridan and its investment adviser, all of which material is furnished to each Director. The Directors considered the annual renewal of the Advisory Agreement with JPMorgan at a Board meeting held on June 20, 2025. The Directors reviewed and discussed this material, as well as their own views on JPMorgan’s performance and relationship with Tridan, with particular attention to the following areas:

Investment Performance

At each meeting, the directors receive, review and discuss with JPMorgan’s representatives the various data showing Tridan’s portfolio characteristics, including market value, average duration, credit quality, coupon, yield statistics, and breakdown information regarding duration, credit, and investment sectors. JPMorgan’s quarterly presentation also includes the portfolio performance over three months, year to date, one year, three years and five years compared with the JPMorgan New York Tax Free Bond Fund, Sanford Bernstein Intermediate New York Municipal Fund, and Bloomberg New York Competitive Intermediate (1-17 Year) Index. At the meeting held on June 20, 2025, the Directors also compared Tridan’s performance with the median performance of certain New York municipal bond funds as compiled by Morningstar. Based on their review, the directors have concluded that Tridan’s relative investment performance has been satisfactory.

Nature, Extent and Quality of Service

The board’s analysis of the nature, extent and quality of JPMorgan’s services to Tridan is based on knowledge gained over time from discussions with management and at the board’s regular meetings. In addition, the Directors review the qualifications, education and experience of JPMorgan’s personnel involved in rendering those services. As Tridan’s investment adviser, JPMorgan manages the investment of the company’s assets, including purchases and sales of securities. JPMorgan also prepares and issues periodic reports to the board of directors in connection with board meetings. The board also considers the adviser’s monitoring adherence to the company’s investment policies, guidelines and restrictions, JPMorgan’s responsiveness to requests by Tridan’s counsel for periodic information, reports required for compliance with federal securities laws and regulations and maintaining and monitoring its compliance programs in light of today’s extensive regulatory requirements. The board has concluded that the nature, extent and quality of the services provided by JPMorgan to the company have been and continue to be satisfactory and beneficial to Tridan.

Fees, Economies of Scale and Profitability; Ancillary Benefits to the Advisor

Under its Investment Advisory Agreement dated July 1, 2000 with JPMorgan, which was amended as of June 1, 2020 to reduce the compensation payable to JPMorgan, for the services provided, and the expenses borne pursuant to this Agreement, the Company will pay to the Advisor as full compensation therefor a fee at an annual rate equal to 0.25 of 1% of the Company’s net assets. This fee will be computed based on net assets on the last business day of each calendar quarter and will be paid to the Advisor quarterly during the succeeding calendar month. The Directors noted that the advisory fee payable to JPMorgan does not change based on Tridan’s assets, and so economies of scale are not realized in the advisory fee.

Tridan also pays 0.02% (2 basis points) to JPMorgan’s affiliate, J.P. Morgan Chase Bank, N.A. for custodial services. The Advisory Agreement requires JPMorgan to bear all expenses incurred by it in connection with its activities under the agreement. For the year ended April 30, 2025, JPMorgan’s advisory fees were $86,190, and the custodial fees were $6,849. Further, the Directors noted that JPMorgan was profitable with respect to the advisory services it provides to Tridan. The Directors considered the advisory fees and overall fees charged to another investment company which invests principally in the same type of securities as Tridan, the Sanford Bernstein Intermediate New York Municipal Fund, and the median advisory fee of a comparable Morningstar peer group of New York municipal bond funds. The Directors also considered the advisory fee and overall fees paid by the JP Morgan New York Tax Free Bond Fund, which invests in the same type of securities as Tridan. The Directors noted that the Sanford Bernstein Intermediate New York Municipal Fund and the JP Morgan New York Tax Free Bond Fund have significantly more assets than Tridan. The Directors further considered that Tridan’s advisory fee is priced below the standard institutional rate for other JP Morgan institutional clients. Other than the custody fees paid to an affiliate of JPMorgan, the Directors did not identify other benefits to be realized by the Advisor or its affiliates from its relationship with Tridan.

In light of the nature, extent and quality of the services received by Tridan from JPMorgan, as well as the affiliate’s custodial fees, the Directors consider the fees paid to Tridan to be reasonable and within the range of advisory fees that could have been negotiated at arms-length considering all of the surrounding circumstances. It was the conclusion of the Directors that it would be in the best interests of Tridan Corp. and its shareholders for the board to renew the investment advisory agreement with J.P. Morgan Investment Management Inc. for another one-year period. The names and principal occupations of the directors and principal executive officers of JPMorgan are as follows. Each of them may be reached c/o J.P. Morgan Investment Management Inc., 277 Park Avenue, New York, NY 10172:

LIST OF J.P. MORGAN INVESTMENT MANAGEMENT EXECUTIVE OFFICERS

Name	Title
Mary Erodes	CHIEF EXECUTIVE OFFICER/ASSET & WEALTH MANAGEMENT (AWM)

George Gatch	CHIEF EXECUTIVE OFFICER/ASSET MANAGEMENT (AM)

Camille Raimondi	SECRETARY /EXECUTIVE DIRECTOR

Paul Quinsee	DIRECTOR / HEAD OF GLOBAL EQUITIES / MANAGING DIRECTOR

Andrew Powell	DIRECTOR / CHIEF ADMINISTRATIVE OFFICER (CAO) / HEAD OF GLOBAL CLIENT SERVICE / MANAGING DIRECTOR

John Donohue	DIRECTOR / CEO AM AMERICAS, HEAD OF GLOBAL LIQUIDITY/ MANAGING DIRECTOR

Robert Michele	DIRECTOR / HEAD OF GLOBAL FIXED INCOME, CURRENCY & COMMODITIES / MANAGING DIRECTOR

John Oliva	CHIEF COMPLIANCE OFFICER / MANAGING DIRECTOR

Name	Title
Anton Pil	DIRECTOR / HEAD OF GLOBAL ALTERNATIVES / MANAGING DIRECTOR

Kristian West	DIRECTOR/HED OF INVESTMENT PLATFORM/MANAGING DIRECTOR

Jennifer Wu	DIRECTOR/HEAD OF GLOBAL SUSTAINABLE INVESTING/MANAGING DIRECTOR

Jedediah Laskowitz	DIRECTOR/HEAD OF GLOBAL ASSET MANAGEMENT SOLUTIONS / MANAGING DIRECTOR

Bob Michele	DIRECTOR/HEAD OF GLOBAL FIXED INC, CURRENCY & COMMODITIES/MANAGING DIRECTOR

Andrea Lisher	DIRECTOR/HEAD OF AMERICAS CLIENT / MANAGING DIRECTOR

Patrick Thomson	DIRECTOR/CEO AM EMEA, HEAD OF AM EMEA CLIENT/MANAGING DIRECTOR

Dan Watkins	DIRECTOR/CEO AM APAC, HEAD OF AM APAC CLIENT/MANAGING DIRECTOR

James Peagam	DIRECTOR/HEAD OF GLOBALINSURANCE/MANAGING DIRECTOR

Shari Schiffman	DIRECTOR/HEAD OF GLOBAL PRODUCT STRATEGY/MANAGING DIRECTOR

Steve Clark	DIRECTOR/HEAD OF TECHNOLOGY/MANAGING DIRECTOR

Fred Crosnier	DIRECTOR/HEAD OF OPERATIONS/MANAGING DIRECTOR

Sarah Gill	DIRECTOR/CHIEF DATA OFFICER AND HEAD OF PORTFOLIO ANALYTICS

Luciano Santos	DIRECTOR/CHIEF RISK OFFICER/MANAGING DIRECTOR

Ben Hesse	DIRECTOR/AWM CFO AND HEAD OF STRATEGY & BUSINESS DEVELOPMENT/MANAGING DIRECTOR

Mark Campbell James	DIRECTOR/CHIEF FINANCIAL OFFICER/MANAGING DIRECTOR

Severine Blond	DIRECTOR/HEAD OF CONTROL MANAGEMENT/MANAGING DIRECTOR

Peter Bonanno	DIRECTOR/GENERAL COUNSEL/MANAGING DIRECTOR

Joanna Lazarides	DIRECTOR/HEAD OF HUMAN RESOURCES/MANAGING DIRECTOR

Kaire Vung	DIRECTOR/AUDIT SENIOR DIRECTOR/MANAGING DIRECTOR

Brandon Robinson	DIRECTOR/DEPUTY GLOBAL HEAD OF ALTERNATIVES/MANAGING DIRECTOR

*	Managing Director is an officer’s title. Those who hold it are not necessarily directors of JPMorgan.

SUPPLEMENTAL INFORMATION

Mr. Mark Goodman is the Company’s President and Treasurer and serves as the executive officer of the Company. Mr. Goodman serves at the pleasure of Tridan’s board of directors as concerns his service as President and Treasurer. Peter Goodman, who was the father of Mark Goodman and who passed away in January 2021, had served as President since the Company registered with the U.S. Securities and Exchange Commission as an investment company in April 1980.

SUBSEQUENT EVENTS BY MANAGEMENT

During June 2025, the Company made the decision to proceed with liquidation, having fulfilled its intended purpose. After careful consideration, it was determined that the Company had achieved its goals, and the appropriate course of action was to begin the process of liquidating its investments.

Other than the subsequent events listed above, there were no other material subsequent events that require recognition or additional disclosure in this proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the board of directors is not aware of any matters to be presented for action at the meeting other than those described above. Should other business properly be brought before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment in the interest of the Company.

Dated: June 27, 2025	By Order of the Board of Directors

/s/ John H. Lively
John H. Lively, Secretary

Tridan Corp.

Financial Statements

April 30, 2025 and 2024

Tridan Corp.

Contents

April 30, 2025 and 2024

Page(s)

Report of Independent Registered Public Accounting Firm	1-2
(Forvis Mazars, LLP, Iselin, New Jersey PCAOB ID 686)

Report of Independent Registered Public Accounting Firm	3-4
(Mazars USA LLP, New York, New York, PCAOB ID 339)

Financial Statements

Statements of Assets and Liabilities April 30, 2025 and 2024	5

Schedules of Investments in Municipal Obligations April 30, 2025 and 2024	6-11

Statements of Operations Years Ended April 30, 2025 and 2024	12

Statements of Changes in Net Assets Years Ended April 30, 2025, 2024 and 2023	13

Notes to Financial Statements	14-21

Forvis Mazars, LLP 200 South Wood Avenue, Suite 125 Iselin, NJ 08830 forvismazars.us

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Tridan Corp.

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of assets and liabilities of Tridan Corp. (the “Company”), including the schedules of investments in municipal obligations as of April 30, 2025 and 2024, the related statements of operations, changes in net assets, and financial highlights for each of the years in the two-year period ended April 30, 2025, and the related notes, collectively referred to as the “financial statements and financial highlights”). In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Company as of April 30, 2025 and 2024, the results of its operations, changes in its net assets, and financial highlights for each of the years in the two-year period ended April 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

We also have audited the adjustments to the Company’s 2024 and 2023 financial statements to retrospectively apply the change in accounting for the adoption of ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, described in Note 1. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2023 financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion on any other form of assurance on the 2023 financial statements as a whole.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements and financial highlights based on our audits.

As discussed in Note 7 to the financial statements, on June 30, 2025, the board of directors signed a unanimous written consent to liquidate the Company’s investments and the Company. Our opinion is not modified with respect to this matter.

We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchanges Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights and other data are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Forvis Mazars, LLP is an independent member of Forvis Mazars Global Limited

Shareholders and Board of Directors

Tridan Corp.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned, as of April 30, 2025 and 2024, by correspondence with the custodian. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Iselin, New Jersey

June 30, 2025

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Tridan Corp.

Opinion on the Financial Statements and Financial Highlights

We have audited, before the effects of the adjustments to retrospectively apply the change in accounting described in Note 1, the accompanying statement of changes in net assets of Tridan Corp. (the “Company”) for the year ended April 30, 2023, the financial highlights for each of the years in the three-year period ended April 30, 2023, and the related notes, collectively referred to as the “financial statements and financial highlights”). In our opinion, the financial statements and financial highlights referred to above, before the effects of the adjustments to retrospectively apply the change in accounting (as described in Note 1), present fairly, in all material respects, the changes in its net assets for the year ended April 30, 2023, and financial highlights for each of the years in the three-year period ended April 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting for the adoption of ASU 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures described in Note 1, and accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Forvis Mazars, LLP.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchanges Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights and other data are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned, as of April 30, 2023, by correspondence with the custodian. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. We believe that our audits provide a reasonable basis for our opinion.

We served as the Company’s auditor from 1980 to 2024.

Iselin, New Jersey

June 26, 2023

Tridan Corp.

Statements of Assets and Liabilities

April 30, 2025 and 2024

	2025	2024
Assets
Investments in municipal obligations, at fair value (original cost - $35,117,640 and $37,859,175 respectively) (amortized cost - $31,508,723 and $34,387,215 respectively)	$30,346,281	$33,243,267
Cash	3,645,767	775,742
Prepaid expenses and other current assets	22,860	260
Accrued interest receivable	428,144	453,569

Total assets	$34,443,052	$34,472,838

Liabilities
Accrued liabilities:
Accrued investment advisory fees	$34,745	$34,726
Accrued fees - affiliate	-	25,000
Accrued other	7,076	21,256
Stock redemption payable	5,621	-
Dividends payable	3,125	2,971

Total liabilities	50,567	83,953

Net assets	$34,392,485	$34,388,885

Analysis of net assets
Common stock, at $.02 par value, 6,000,000 shares authorized, 3,199,100 shares issued at April 30, 2025 and 2024	$63,982	$63,982
Paid-in capital	37,816,314	37,816,314
Treasury stock, 200,170.2038 and 200,639.6288 shares at April 30, 2025 and 2024	(2,365,920)	(2,359,783)
Distributable earnings:
Underdistributed (overdistributed) net investment income	41,463	13,399
Undistributed capital losses	(912)	(1,078)
Unrealized depreciation of investments, net	(1,162,442)	(1,143,949)

Net assets [equivalent to $11.47 and $11.47 per share, respectively, based on 2,997,929.7962 and 2,998,460.3712 shares of common stock outstanding, respectively]	$34,392,485	$34,388,885

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2025 and 2024

	2025			2024
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value

New York Municipal Bonds

Rensselaer Cnty, NY Limited Tax 5.00% due September 1, 2024	$-	$-	$-	$100,000	$107,110	$100,408

Buffalo & Ft. Erie NY Pub bridge Auth Toll Bridge Sys Rev 5.0% due January 1, 2025	-	-	-	410,000	415,419	413,202

Saratoga Springs NY Ref Public Imports-Unlimited Tax (Par Call February 15, 2023 @100) 5.0% due February 15, 2025	-	-	-	225,000	221,277	225,288

Onondaga County NY Ref Unlimited Tax (Par Call March 15, 2024 @100) 5.0% due March 15, 2025	-	-	-	285,000	284,842	285,379

Brookhaven NY REF Unlimited Tax 5.00% due March 15, 2025	-	-	-	500,000	513,111	506,870

State of NY Dormitory Auth Personal Inc Tax Rev Ref Educ. 5.50 % due March 15, 2025	-	-	-	500,000	504,083	508,565

Erie Count Indvl Dev Agency 5.0% due May 1, 2025	750,000	763,664	750,000	750,000	787,079	760,965

Rhinebeck New York Central School District Unlimited Tax (Par Call June 15, 2023 @100) 4.0% due June 15, 2025	535,000	522,932	535,332	535,000	529,398	535,284

Build NYC Resource Corp.NY Rev United Jewish Appeal (Par Call July 1, 2024 @100) 5.0% due July 1, 2025	320,000	316,030	320,387	320,000	322,954	320,730

Syosset New York Central School District Unlimited Tax 5.0% due December 15, 2025	300,000	294,935	300,435	300,000	298,022	300,360

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2025 and 2024

	2025			2024
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value

State of NY Dormitory Authority State Pers. Inc. Tax 5.5% due March 15, 2026	200,000	204,419	204,610	200,000	209,444	208,014

NYC NY TR Cultural Res- Museum of Modern Art 4.0% due April 01, 2026	500,000	507,636	504,780	500,000	518,567	506,685

SNT Lawrence CNTY NY REF Limited Tax (Par Call May 15, 2025) 5.0% due May 15, 2026	105,000	105,416	105,163	105,000	107,705	106,525

NY ST Environmental FACS 5.00% due June 15, 2026	1,300,000	1,334,041	1,330,810	1,300,000	1,364,125	1,346,657

Laurens NY Central School District (Par Call June 15, 2025) 4.0% due June 15, 2028	305,000	305,491	305,250	305,000	309,299	307,159

Mattituck-Cutchogue NY Central School District Unlimited Tax (Par Call July 15, 2025 @100) 5.0% Unlimited tax due July 15, 2026	280,000	281,435	281,168	280,000	288,151	285,225

NY City NY Transitional Fin Auth Bldg Aid Rev 5.00% due July 15, 2026	100,000	102,136	102,457	-	-	-

NY ST Dorm Auth Revenues Non St Supported 5.00% due October 1, 2026	500,000	520,468	514,885	500,000	525,630	519,870

Util. Debt Securitization (Par Call June 15, 2024 @100) 5.00% due December 15, 2026	-	-	-	500,000	506,520	504,660

Putnam County NY Limited Tax (Par Call January 15, 2026 @100) 5.0% due January 15, 2027	135,000	137,283	136,871	135,000	140,462	138,706

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2025 and 2024

	2025			2024
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value

Gates Chili NY Central School Unlimited Tax (Par Call June 15, 2025 @100) 5.0% due June 15, 2027	200,000	200,652	200,496	200,000	205,607	203,474

Halfmoon NY Pub Imp Limited Tax (Par Call June 15, 2025 @100) 5.0% due June 15, 2027	280,000	280,780	280,689	280,000	287,255	284,833

Mattituck-Cutchogue NY (Par Call July 15, 2025 @100) 5.0% Unlimited tax due July 15, 2027	365,000	366,785	366,456	365,000	375,139	371,420

Met Transportation Auth NY Revenue 5.0% due November 15, 2027	1,250,000	1,328,937	1,300,538	1,250,000	1,359,903	1,322,813

Met Transportation Auth NY Revenue 5.0% due November 15, 2027	300,000	304,719	302,721	300,000	312,521	307,386

Tompkins County NY Public Impt Ser B Limited Tax (Par Call December 15, 2024 @100) 5.0% due December 15, 2027	500,000	498,333	500,840	500,000	507,569	504,750

Port Authority of NY and NJ 5.375 % due March 1, 2028	80,000	78,730	82,986	95,000	94,476	98,991

Western Nassau Cty Water Auth (Par Call April 1, 2025 @100) 5.0% due April 1, 2028	100,000	99,865	100,140	100,000	101,701	101,154

Erie County NY Fiscal Stability Sales Tax (Par Call June 15, 2027 @100) 5.00% due June 15, 2029	1,000,000	1,052,564	1,032,470	1,000,000	1,077,978	1,055,560

NY NY Ref - Ser Unlimited Tax 5.0% due August 1, 2029	750,000	840,140	805,163	750,000	860,120	818,820

NY ST Dorm Auth Revenues Non St 5.0% due October 1, 2029	1,090,000	1,170,197	1,126,886	1,090,000	1,202,041	1,148,838

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2025 and 2024

	2025			2024
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value

NY ST Dorm Auth Rev 5.0% due July 1, 2030	500,000	607,144	546,940	500,000	537,269	512,310

Harrison NY LTD Tax 5.0% due July 1, 2030	290,000	330,164	321,587	290,000	333,415	325,212

NY City Transitional Fin Auth Rev Future (Par Call February 1, 2026 @100) 5.00 % due February 1, 2031	1,000,000	1,021,181	1,009,680	1,000,000	1,048,281	1,023,290

IL ST REF-SER B 5.0% due March 1, 2031	125,000	130,241	132,941	125,000	130,620	136,201

NY St Urban Dev Corp Rev Ref Pers Income Tax 5.0% due March 15, 2031	750,000	784,001	768,480	750,000	799,813	781,988

NY ST Environmental Clean Water 5.0% Due June 15, 2031	400,000	480,984	430,448	400,000	493,448	440,576

N.Y.S. Dormitory Authority Revenues Ref Cornell University 5.0% due July 1, 2031	1,000,000	1,245,810	1,108,010	1,000,000	1,284,214	1,147,060

Nassau County NY Interim 5.0% due November 15, 2031	500,000	626,134	558,210	500,000	644,612	573,315

Syracuse NY REF-SER B LTD Tax 4.0% due June 1, 2032	1,060,000	1,240,014	1,114,707	1,060,000	1,263,856	1,112,141

NYS Dormitory Authority Personal Income Tax (Par Call August 15, 2026) 5.0% due February 15, 2033	500,000	521,294	508,565	500,000	627,286	564,025

NYS Dorm Auth Revs (Par Call October 01, 2026) 5.0% due October 01, 2033	1,000,000	1,026,935	1,015,690	1,000,000	1,046,264	1,031,260

Triborough NY Brdg & Tunl Auth Payroll Mobility 5.0% due November 15, 2033	500,000	599,531	560,060	500,000	587,111	529,450

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2025 and 2024

	2025			2024
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value

NY NY Ser D Sbserv Unltd Tax 5.0% due December 1, 2033	290,000	322,463	303,720	290,000	325,644	311,260

Util Debt Securitization Auth NY (Par Call June 15, 2026)
5.0% due December 15, 2033	100,000	104,478	101,759	100,000	108,368	103,257

NY ST Dorm Auth Revenues Non St 5.0% due July 1, 2034	600,000	673,284	611,706	600,000	679,958	627,822

Port WA NY UN Freesch Dist 5.0% due August 1, 2034	1,000,000	1,141,343	1,079,200	1,000,000	1,154,227	1,124,550

Long Island NY Power Auth Elec 5.0% due September 1, 2034	1,000,000	1,086,479	1,046,330	1,000,000	1,110,990	1,078,770

NYS Dorm Sales Tax 5.0% due March 15, 2035	1,250,000	1,324,193	1,296,188	1,250,000	1,346,808	1,325,213

Triborough NY Brdg & Tunl Auth 4.0% due May 15, 2035	500,000	580,086	513,430	500,000	609,874	578,970

N.Y.S. Environmental FACS 5.0% due June 15, 2035	500,000	614,012	531,410	500,000	623,789	547,760

NY ST Envrnmntl Facs Corp Rev Green Bond-ST
5.0% due August 15, 2035	355,000	385,082	366,552	355,000	388,000	377,354

Liberty Dev Corp NY Rev Ref - Goldman 5.25% due October 1, 2035	515,000	588,491	574,853	515,000	594,083	592,832

Triboro NY Bridge & Tunnel 5.0% due November 15, 2035	1,015,000	1,060,902	1,035,462	1,015,000	1,080,003	1,062,269

Nassau Cnty NY Interim Fin Auth Res-Sales tax
4.0% due November 15, 2035	625,000	658,489	648,963	625,000	661,086	662,588

Port Auth of NY & NJ Ref-Ser 5.0% due December 1, 2035	1,000,000	1,097,249	1,096,850	1,000,000	1,104,537	1,141,610

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2025 and 2024

	2025			2024
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value

Long Isld NY Pwr Auth Elec Sys Rev 5.0% due September 1, 2036	150,000	177,128	165,615	-	-	-

William Floyd NY Un Free Sch Dist 4.0% due June 15, 2038	420,000	428,277	415,565	420,000	428,755	424,754

Uniondale NY Un Free Sch Dist Unltd 4.0% due January 15, 2041	1,000,000	1,035,746	991,827	1,000,000	1,037,396	1,008,839

	$29,190,000	$31,508,723	$30,346,281	$31,475,000	$34,387,215	$33,243,267

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Statements of Operations

Years Ended April 30, 2025 and 2024

	2025	2024
Investment income
Interest	$1,504,650	$1,540,268
Amortization of bond premium and discount - net	(644,769)	(637,897)

Total investment income	859,881	902,371

Expenses
Investment advisory fees	86,190	87,061
Custodian fees	6,849	6,939
Professional fees	107,200	146,299
Director’s fees	53,000	53,000
Administrative and accounting expenses	74,000	72,000
Insurance and other expenses	46,634	39,371

Total expenses	373,873	404,670

Net investment income	486,008	497,701

Realized and unrealized gain on investments
Net realized gain on investments	166	204
Net unrealized appreciation (depreciation) on investments	3,310	(420,308)

Net realized and unrealized gain (loss) on investments	3,476	(420,104)

Net increase in net assets resulting from operations	$489,484	$77,597

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Statements of Changes in Net Assets

Years Ended April 30, 2025, 2024 and 2023

	2025	2024	2023
Change in net assets resulting from operations
Net investment income	$486,008	$497,701	$467,800

Net realized gain on investments	166	204	386

Unrealized (depreciation) appreciation on investments	3,310	(420,308)	381,912

Net increase (decrease) in net assets resulting from operations	489,484	77,597	850,098

Distributions to shareholders from
Net investment income	(479,747)	(484,068)	(486,712)
Capital gains	-	-	(1,668)

Redemptions of shares
531, 53,910 and 0 shares, respectively	(6,137)	(596,784)	-

Total increase (decrease)	3,600	(1,003,255)	361,718

Net assets
Beginning of period	34,388,885	35,392,140	35,030,422

End of period	$34,392,485	$34,388,885	$35,392,140

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Notes to Financial Statements

April 30, 2025 and 2024

1.	Significant Accounting Policies

The following is a summary of the significant accounting policies followed by Tridan Corp. (the “Company”), a closed-end, non-diversified management investment company, registered under the Investment Company Act of 1940.

Basis of Presentation

The accompanying financial statements are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). The Company is considered an investment company under GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification 946, Financial Services - Investment Companies.

Segment Reporting:

Effective April 30, 2025, the Company retrospectively adopted Accounting Standards Update ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s President is the Company’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates as one operating segment and one reportable segment.

Acquisition and Valuation of Investments

Investment transactions are accounted for on the date the securities are purchased/sold (trade date) and interest on securities acquired/sold is included in income from/to the settlement date. Short-term investments are stated at cost, which is equivalent to fair value.

Fair values for the Company’s investments in municipal obligations have been determined based on the bid price of the obligation. Securities for which quotations are not readily available are valued at fair value as determined by the board of directors. There were no securities valued by the board of directors, for which quotations were not readily available, as of April 30, 2025 and 2024.

Amortization of Bond Premium or Discount

In determining investment income, bond premiums or discounts are amortized over the remaining term of the obligation based on the earlier of the call date or the maturity date of the applicable bond.

Tridan Corp.

Notes to Financial Statements

April 30, 2025 and 2024

1.	Significant Accounting Policies (continued)

Income Taxes

It is the Company’s policy to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. The Company also intends to distribute sufficient net investment income and net capital gains, if any, so that it will not be subject to excise tax on undistributed income and gains. Therefore, no income tax provision would be required.

The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. Management has analyzed the Company’s tax positions and has concluded that no liability for unrecognized tax benefits should be recorded. The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months.

The Company identifies its major tax jurisdictions as U.S. Federal, New York State and New York City where the Company makes significant investments. Generally, the Company’s tax returns are subject to examination by Federal, state and local authorities for a period of three years from the later of the due date of such returns or the actual date the returns were filed. Interest income from municipal investments is exempt from Federal and state income taxes.

Interest income from municipal investments is exempt from Federal and state income taxes.

Distributions to Shareholders

Dividends to shareholders from net investment income, if any, are paid quarterly. Distributions of capital gains, if any, are made at least annually, and as required to comply with Federal excise tax requirements. Dividends to shareholders are determined in accordance with tax regulations and are recorded on the ex-dividend date.

Cash

The Company considers all highly liquid investments purchased with original maturities of 90 days or less to be cash equivalents.

Use of Estimates

The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Tridan Corp.

Notes to Financial Statements

April 30, 2025 and 2024

1.	Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit and market risk consist principally of cash, on deposit with financial institutions. Deposits held at financial institutions insured by the Federal Deposit Insurance Corporation (“FDIC”) are insured up to $250,000. The Company maintains all of its cash on deposit in one financial institution. As of April 30, 2025 and 2024, there was $0 and $525,745, respectively of cash held in in excess of federally insured limits. The value of the Company’s investments may be subject to possible risks involving, among other things, the continued creditworthiness of the various state and local government agencies and public financing authorities underlying its investments.

Fair value of Financial Instruments

The carrying amounts for accrued interest receivables and accrued liabilities reflected in the financial statements approximate fair value because of the short maturities of these items. The Company accounts for its investments in municipal obligations in accordance with the accounting guidance for investment companies (FASB ASC 946). See Note 1 “Acquisition and Valuation of Investments” for a description of the valuation methodology, which is unchanged as of April 30, 2025 and 2024. FASB ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on the inputs used to measure fair value and expands disclosures about the use of fair value measurements. The valuation techniques required by FASB ASC 820 are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect internal market assumptions.

The levels of the fair value hierarchy are as follows:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities that a company has the ability to access.

Level 2 –

Observable inputs other than quoted prices included in level 1 that are observable for the asset or liability either directly or indirectly. These inputs may include quoted prices for the identical instrument in an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risks, yield curves, default rates, and similar data.

Level 3 –

Unobservable inputs for the asset or liability to the extent that relevant observable inputs are not available, representing a company’s own assumptions about the assumptions that a market participant would use in valuing the asset or liability, and that would be based on the best information available.

The Company’s investments in municipal obligations are all considered Level 2 instruments.

Tridan Corp.

Notes to Financial Statements

April 30, 2025 and 2024

1.	Significant Accounting Policies (continued)

Fair value of Financial Instruments (continued)

The following table presents the Company’s financial assets that are measured at fair value as of April 30, 2025 and 2024:

	Quoted Prices for Identical Instruments in Non-active Markets (Level 2) April 30,
	2025	2024
Investments in municipal obligations	$30,346,281	$33,243,267

Instruments classified as Level 2 are valued using industry-standard models or other valuation methodologies calibrated to observable market inputs.

These models consider various assumptions regarding the security or securities with similar characteristics, such as trade data, bid price or spread, two sided markets, quotes, benchmark curves, and market data feeds, as well as other measurements.

2.	Accrued Liabilities

Accrued liabilities consist of the following at:

	April 30,
	2025	2024
Accrued investment advisory and custodian fees (a)	$34,745	$34,726

Accrued fees - affiliate	$-	$25,000

Accrued other:
Accrued audit fees (c)	$4,709	$13,500
Accrued legal fees (b)	-	6,301
Accrued administrative	2,367	1,455

	$7,076	$21,256

(a)

The Company utilizes the services of J.P. Morgan Investment Management, Inc. as its investment advisor and J.P. Morgan Chase Bank N.A. as its custodian for its investments. The annual advisory fee is .25 of one percent and the custody fee is .02 of one percent of the net assets under management. The fee is computed and payable quarterly, based on the aggregate fair value of the net assets on the last day of each fiscal quarter.

Tridan Corp.

Notes to Financial Statements

April 30, 2025 and 2024

2.	Accrued Liabilities (continued)

(b)	For the years ended April 30, 2025 and 2024, the Company incurred legal fees of approximately $51,000 and $92,000, respectively.

(c)	For the years ended April 30, 2025 and 2024, the Company incurred audit fees of approximately $56,500 and $54,000, respectively.

3.	Investment Transactions

Purchases of investments in municipal obligations (excluding short-term and demand investments) amounted to approximately $250,000 and $526,000, respectively, for the years ended April 30, 2025 and 2024. Sales of investments in municipal obligations (excluding short-term and demand investments) amounted to approximately $2,535,000 and $655,000, respectively, for the years ended April 30, 2025 and 2024.

The U.S. Federal income tax basis (aggregate cost) of the Company’s investments, at April 30, 2025 and 2024, was approximately $31,509,000 and $34,387,000, respectively, and net unrealized (depreciation) appreciation at April 30, 2025 and 2024, for U.S. Federal income tax purposes was approximately $(1,162,000) and $(1,144,000), respectively (gross unrealized appreciation of $325,000 and $366,000, respectively; gross unrealized depreciation of approximately $(1,487,000) and $(1,510,000), respectively.

4.	Common Stock, Share Redemption Plan and Net Asset Values

At April 30, 2025 and 2024, there were 6,000,000 shares of $0.02 par value common stock authorized of which 3,199,100 had been issued aggregating $63,982.

The Company has a share redemption plan whereas the plan permits eligible shareholders or their estates to have their shares redeemed upon reaching age 65 or upon death. The shares are redeemed at the net asset value per share as of the end of the Company’s fiscal quarter in which the request for redemption is received. As of April 30, 2025 and 2024 there were 117,929.3173 and 117,398.7423 shares, for both years ended, which have been redeemed under this plan. The Company has 18,388 and 18,919 shares outstanding common stock at April 30, 2025 and 2024, respectively that are available to be redeemed in the future.

The net asset value per share is calculated by dividing the aggregate fair value of all assets less the aggregate fair value of all liabilities by the number of common shares outstanding at the end of the period. The net asset values per share and the shares outstanding are as follows:

	April 30,
	2025	2024

Net asset value	$11.47	$11.47
Shares outstanding at:
April 30, 2025	2,997,929.7962
April 30, 2024	2,998,460.3712

Tridan Corp.

Notes to Financial Statements

April 30, 2025 and 2024

5.	Distributions

During the years ended April 30, 2025, 2024 and 2023, distributions of $479,747 ($.16 per share), $484,068 ($.16 per share) and $488,380 ($.16 per share), respectively, were declared and paid to shareholders. Substantially all of the distributions were exempt from Federal income taxes for the company shareholders for all years.

The tax character of distributions paid during the years ended April 30, 2025, 2024 and 2023 is as follows:

	2025	2024	2023
Distributions paid from investment income:
Tax-exempt investment income, net	$479,747	$478,047	$486,712
Taxable investment income	-	6,021	-
Capital gains	-	-	1,668

	$479,747	$484,068	$488,380

As of April 30, 2025, 2024 and 2023, the components of distributable earnings on a tax basis were as follows:

Capital loss carryforwards as of April 30, 2025 and 2024 amounted to $912 and $1,078, respectively. The Company had no capital reclassification related to permanent book/tax differences for the years ended April 30, 2025, 2024 and 2023. There were no significant differences between total GAAP basis net investment income and net realized gain, and actual distributions for the years ended April 30, 2025 and 2024.

Tridan Corp.

Notes to Financial Statements

April 30, 2025 and 2024

6.	Financial Highlights

Selected per share data and ratios are as follows:

	For the Years Ended April 30,
	2025	2024	2023	2022	2021
Per share operating performance:
(For a share of common stock outstanding throughout the year):
Net assets value, beginning of year	$11.47	$11.59	$11.48	$12.48	$12.09

Income from investment operations:
Net investment income	0.16	0.16	0.14	0.14	0.16
Net realized and unrealized gain (loss) on investments	-	(0.13)	0.13	(1.01)	0.39

Total from investment operations	0.16	0.03	0.27	(0.87)	0.55
Less distributions:
Dividends (from net investment income)	(0.16)	(0.15)	(0.16)	(0.13)	(0.15)
Capital gains	-	-	-	-	(0.01)

Total distributions	(0.16)	(0.15)	(0.16)	(0.13)	(0.16)
Net asset value - end of year	$11.47	$11.47	$11.59	$11.48	$12.48

Per share value - end of year	$11.47	$11.47	$11.59	$11.48	$12.48

* Total investment return	1.42%	0.22%	2.43%	-7.00%	4.50%

Ratios/Supplemental Data:
Net assets, end of year (in 000’s)	$34,392	$34,389	$35,030	$35,030	$38,095
Ratio of expenses to average net assets	1.09%	1.16%	1.15%	1.03%	1.04%
Ratio of net investment income to average net assets	1.41%	1.43%	1.33%	1.16%	1.27%
Portfolio turnover rate	0.73%	1.51%	16.56%	2.74%	11.44%
Average (simple) number of shares outstanding (in thousands)	2,998	3,025	3,053	3,053	3,053

* Total investment return is calculated by dividing the change in market value of a share of common stock during the year, assuming the reinvestment of dividends on the payment date, by the per share market value at the beginning of the year and has been recalculated for all prior periods presented.

7.	Subsequent Events Evaluation by Management

During June 2025, the Company made the decision to proceed with liquidation, having fulfilled its intended purpose. After careful consideration, it was determined that the Company had achieved its goals, and the appropriate course of action was to begin the process of liquidating its investments.

Tridan Corp.

Notes to Financial Statements

April 30, 2025 and 2024

8.	Subsequent Events Evaluation by Management (continued)

Management has evaluated subsequent events for disclosure and recognition in the financial statements through June 30, 2025, the date that the financial statements were available for issue. Other than the subsequent events listed above, there were no other material subsequent events that require recognition or additional disclosure in these financial statements.

* * * * *

Appendix

TRIDAN CORP.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least two directors, each of whom is “independent” of management and the Company. Members of the committee will be considered independent if they do not receive, other than for service on the board of directors, any consulting, advisory, or other compensatory fees from the Company, are not “interested persons” of the Company, as defined in the Investment Company Act of 1940. All committee members shall be financially literate, and at least one member shall be an “audit committee financial expert” as defined by SEC regulations.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of disclosure controls and procedures and internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and compliance with regulatory requirements and with ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

App 1

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate and consistent with SEC rules and regulations.

•

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the standards of the Public Company Accounting Oversight Board (United States) and by applicable SEC rules and regulations. Annually, the committee shall review and recommend to the board the selection of the company’s independent auditors, subject to shareholders’ approval.

•

The committee shall discuss with the Company’s administrator and independent auditors the overall scope and plans for their respective audits, and any other services to be performed by them, including the adequacy of staffing and compensation, all of which services shall be subject to the committee’s approval. Also, the committee shall discuss with them the auditors’ report on the adequacy and effectiveness of disclosure controls and procedures and internal control over financial reporting. The committee shall also review with the auditors the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•

The committee shall review the interim financial statements with management and the independent auditors prior to their issuance. Also, the committee shall discuss the results of their review and any other matters required to be communicated to them by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s annual report to shareholders, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The committee shall recommend to the board whether the audited statements shall be issued to the shareholders and filed with the SEC. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under standards established by the Public Company Accounting Oversight Board (PCAOB) and applicable SEC rules and regulations.

App 2

TRIDAN CORP.

ANNUAL MEETING OF SHAREHOLDERS – JULY 15, 2025

THIS PROXY IS SUBMITTED ON BEHALF

OF THE BOARD OF DIRECTORS

The undersigned hereby appoints BRIAN VARLEY and MARK GOODMAN, and each of them, with power of substitution, as proxies of the undersigned, to vote all of the shares of stock which the undersigned is entitled to vote at the above stated Annual Meeting of Shareholders on July 15, 2025, and all adjournments thereof.

(1) FORthe election, as directors, of all nominees listed below (except as marked to the Contrary below) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

(INSTRUCTION:	To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

MARK GOODMAN	RUSSELL JUDE STOEVER

JOAN G. RALL	BENJAMIN B. COPE

(2)  FOR [ ] AGAINST [ ] ABSTAIN [ ] the ratification of the selection of Forvis Mazars, LLP as auditors of the Company for the fiscal year ending April 30, 2026;

(3) Upon any other matter which may properly come before the meeting, in their discretion.

Every properly signed proxy will be voted in the manner specified hereon and, in the absence of such specification, will be voted FOR the election of directors and FOR Items (2) and (3) above.

PLEASE SIGN AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE

Receipt of the Notice of Annual Meeting and
Proxy Statement is hereby acknowledged	Signature

Signature

Dated:    , 2025

IMPORTANT: Joint owners must EACH sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.

Tridan Corp.

and

Tridan Corp. Employees Stock Ownership Trust

Privacy Policy

The directors and management of Tridan Corp. and Tridan Corp. Employees Stock Ownership Trust (“ESOT”) respect the privacy of nonpublic personal information that we collect from our shareholders and ESOT participants. This notice provides information regarding our policies and practices surrounding the collection and handling of nonpublic personal information. The words “we” and “us” refer to Tridan Corp. and the ESOT. The words “you” and “your” refer to our shareholders and ESOT participants, present and past.

Types of Information We Collect

During the course of our relationship, you sometimes share with us nonpublic personal information, such as your address, social security number, age, and number of shares owned by you. We collect this information from applications, verbal communications, and correspondence with you. We may also receive this information from firms that assist us in administering your account and processing transactions on your behalf. We collect this information in order to handle your account properly and provide you with the services you expect to receive.

Use and Disclosure of Personal Financial Information

We may use your nonpublic personal information in order to provide you with distributions, custodial, accounting, administrative and other shareholder services.

We do not disclose any nonpublic personal information about you to anyone, except as permitted by law.

We are permitted under law to disclose nonpublic personal information about you to third parties in certain circumstances. For example, we may disclose your nonpublic personal information to third parties that assist us in providing services to you.

On occasion, we may be required to provide information about you and your accounts and transactions to governmental agencies, in order to fulfill legal and regulatory requirements. We will comply with these laws, to the extent we are required to do so.

Safeguarding Your Personal Financial Information

We restrict access to your nonpublic personal information to those who have a need to know that information in order to provide services to you. We maintain physical, electronic, and/or procedural safeguards that meet the standards of applicable laws and regulations.